EX-99.906CERT

CERTIFICATION

John J. Pileggi, President and Chief Executive Officer and Susan L. Silva, Treasurer and Principal Financial and Accounting Officer, of American Independence Funds Trust (the “Registrant”), each certify to the best of his or her knowledge that:

1.            The Registrant’s periodic report on Form N-CSR for the period ended October 31, 2015 (the “Form N-CSR”) fully complies with the requirements of Sections 15(d) of the Securities Exchange Act of 1934, as amended; and

2.            The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

President and Chief Executive Officer	Treasurer and Principal Financial
American Independence Funds	and Accounting Officer
American Independence Funds

/s/ John J. Pileggi	/s/ Susan L. Silva
John J. Pileggi	Susan L. Silva
Date: January 7, 2016	Date: January 7, 2016

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to American Independence Funds and will be retained by American Independence Funds and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.